Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2025 SECOND QUARTER RESULTS
LAS VEGAS – August 7, 2025 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the second quarter ended June 30, 2025.
Consolidated Results
The Company reported second quarter 2025 revenues of $163.6 million, compared to revenues of $167.3 million for the second quarter of 2024. Net income for the second quarter of 2025 was $4.6 million, or $0.17 per fully diluted share, compared to net income of $0.6 million, or $0.02 per fully diluted share, for the second quarter of 2024. Second quarter 2025 Adjusted EBITDA was $38.4 million, compared to Adjusted EBITDA of $41.2 million for the second quarter of 2024.
Dividends and Share Repurchases
The Company paid a quarterly cash dividend of $0.25 per share on July 9, 2025. On August 5, 2025, the Company’s Board of Directors authorized the Company’s next recurring quarterly cash dividend of $0.25 per share of the Company’s outstanding common stock payable on October 3, 2025 to shareholders of record as of September 25, 2025.
The Company repurchased 514,150 shares of its common stock in the second quarter of 2025 at an average price of $28.47 per share for a total of $14.6 million. As of June 30, 2025, the Company had $77.2 million remaining under its share repurchase authorization.
Debt and Liquidity

As of June 30, 2025, the Company’s total principal amount of debt outstanding was $436.9 million, consisting primarily of $392 million in outstanding term loan borrowings and $40 million in outstanding borrowings under the Company’s revolving credit facility.
As of June 30, 2025, the Company had cash and cash equivalents of $52.3 million and $200 million of remaining availability under its revolving credit facility.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today, August 7, 2025, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), to discuss the 2025 second quarter results. The conference call may be accessed live over the phone by dialing (800) 715-9871 or for international callers by dialing (646) 307-1963; the conference ID is 5455274. A replay will be available beginning at 7:00 pm ET today and may be accessed by dialing (800) 770-2030 or (609) 800-9909 for international callers; the passcode is 5455274#. The telephone replay will be available until August 14, 2025. The call will also be webcast live through the “Conference Calls” section of the Company’s website, https://www.goldenent.com/conference-calls.php. A replay of the audio webcast will also be available under the same link on the Company’s website beginning at 7:00 pm ET.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of

1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the Company’s strategies, objectives, business opportunities and plans; anticipated future growth and trends in the Company’s business or key markets and business outlook; return of capital to shareholders (including through the payment of recurring quarterly cash dividends or repurchase of shares of the Company’s common stock); projections of future financial condition, operating results or other financial items; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: changes in national, regional and local economic and market conditions; legislative and regulatory matters; increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; reliance on key personnel; the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision maker and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does.
The Company defines “Adjusted EBITDA” as earnings before depreciation and amortization, non-cash lease benefit or expense, share-based compensation expense, gain or loss on disposal of assets and businesses, loss on debt extinguishment and modification, preopening and related expenses, impairment of assets, interest, income taxes, and other non-cash charges and non-recurring expenses that are deemed to be not indicative of the Company’s core operating results.
About Golden Entertainment
Golden Entertainment operates a diversified entertainment platform of gaming and hospitality assets. The Company operates eight casinos and 72 gaming taverns in Nevada, featuring approximately 5,500 slots, 100 table games and 6,000 hotel rooms. For more information, visit www.goldenent.com.

Investors
Charles H. Protell	James Adams
President and Chief Financial Officer	VP Corporate Finance and Treasurer
(702) 893-7777	(702) 495-4470
james.adams@goldenent.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Gaming	$78,730	$78,247	$158,991	$165,196
Food and beverage	41,068	43,113	83,352	86,774
Rooms	29,424	31,422	56,593	60,822
Other	14,398	14,552	25,527	28,589
Total revenues	163,620	167,334	324,463	341,381
Expenses
Gaming	20,465	20,764	41,062	47,655
Food and beverage	33,776	34,300	67,719	68,476
Rooms	15,946	16,452	31,429	32,686
Other	4,334	2,784	7,348	6,864
Selling, general and administrative	54,566	56,087	108,704	116,074
Depreciation and amortization	22,475	22,616	44,944	44,736
Loss on disposal of assets	79	—	52	14
Loss (gain) on sale of business	—	792	—	(68,944)
Preopening expenses	63	4	220	143
Total expenses	151,704	153,799	301,478	247,704
Operating income	11,916	13,535	22,985	93,677
Non-operating expense
Interest expense, net	(7,727)	(8,610)	(15,226)	(19,296)
Loss on debt extinguishment and modification	—	(4,446)	—	(4,446)
Total non-operating expense, net	(7,727)	(13,056)	(15,226)	(23,742)
Income before income tax benefit (provision)	4,189	479	7,759	69,935
Income tax benefit (provision)	443	144	(628)	(27,349)
Net income	$4,632	$623	$7,131	$42,586

Weighted-average common shares outstanding
Basic	26,283	28,798	26,397	28,761
Diluted	27,254	30,234	27,555	30,482
Net income per share
Basic	$0.18	$0.02	$0.27	$1.48
Diluted	$0.17	$0.02	$0.26	$1.40

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Nevada Casino Resorts	$98,196	$101,093	$192,417	$202,105
Nevada Locals Casinos	38,911	37,866	77,742	76,857
Nevada Taverns	26,255	28,152	53,725	55,959
Corporate and Other	258	223	579	441
Total revenues - Continuing Operations	163,620	167,334	324,463	335,362
Distributed Gaming	—	—	—	6,019
Total revenues - Divested Operations	—	—	—	6,019
Total revenues	$163,620	$167,334	$324,463	$341,381
Adjusted EBITDA
Nevada Casino Resorts	$25,970	$27,392	$50,739	$54,283
Nevada Locals Casinos	18,063	16,928	35,928	34,464
Nevada Taverns	5,877	7,791	13,225	15,352
Corporate and Other	(11,470)	(10,919)	(23,871)	(22,399)
Total Adjusted EBITDA - Continuing Operations	38,440	41,192	76,021	81,700
Distributed Gaming	—	—	—	484
Total Adjusted EBITDA - Divested Operations	—	—	—	484
Total Adjusted EBITDA	$38,440	$41,192	$76,021	$82,184
Adjustments
Depreciation and amortization	(22,475)	(22,616)	(44,944)	(44,736)
Non-cash lease benefit	111	148	204	233
Share-based compensation	(2,214)	(2,450)	(5,276)	(5,719)
Loss on disposal of assets	(79)	—	(52)	(14)
(Loss) gain on sale of business	—	(792)	—	68,944
Loss on debt extinguishment and modification	—	(4,446)	—	(4,446)
Preopening and related expenses	(63)	(4)	(220)	(143)
System implementation costs (1)	(209)	—	(278)	—
Other, net	(1,595)	(1,943)	(2,470)	(7,072)
Interest expense, net	(7,727)	(8,610)	(15,226)	(19,296)
Income tax benefit (provision)	443	144	(628)	(27,349)
Net income	$4,632	$623	$7,131	$42,586
(1)System implementation costs represent expenses related to the implementation of new enterprise resource planning, finance, payroll and human capital management software.
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